FIFTH AMENDMENT TO THE

EXPENSE LIMITATION AGREEMENT

THIS FIFTH AMENDMENT (“Amendment”) to the Expense Limitation Agreement is made as of this April 29, 2022, by and between Great-West Capital Management, LLC (the “Adviser”), and Great-West Funds, Inc. (“Great-West Funds”) (each a “Party” and collectively the “Parties”). Great-West Funds is a series investment company, and is entering into this Amendment on behalf of, and this Amendment shall apply to, each series of Great-West Funds set forth on SCHEDULE A hereto (each a “Fund,” collectively the “Funds”), as such schedule may be amended from time to time to add or delete series.

WHEREAS, the Parties entered into an Expense Limitation Agreement on May 1, 2015, as amended (the “Agreement”), whereby the Adviser agreed to reduce the management fee of an applicable Fund by 0.35% of the amount such Fund is allocated to a fixed interest contract issued and guaranteed by Great-West Life & Annuity Insurance Company (a “GWL&A Contract”); and

WHEREAS, the Parties now desire to amend the Agreement by entering into this Amendment.

NOW, THEREFORE, the parties hereto agree as follows:

1.	Schedule A of the Agreement is hereby deleted in its entirety and replaced with Schedule A attached hereto.

2.

Except to the extent modified by this Amendment, the remaining provisions of the Agreement will remain in full force and effect. In the event of a conflict between the provisions of the Agreement and those of this Amendment, this Amendment will control.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be signed by their respective officers thereunto duly authorized, as of the day and year first above written.

GREAT-WEST CAPITAL MANAGEMENT, LLC

By:	/s/ Jonathan D. Kreider
Name:	Jonathan D. Kreider
Title:	President & Chief Executive Officer

GREAT-WEST FUNDS, INC.

By:	/s/ Kelly B. New
Name:	Kelly B. New
Title:	Treasurer

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SCHEDULE A

TO THE

EXPENSE LIMITATION AGREEMENT

GREAT-WEST FUNDS, INC.

Great-West Lifetime 2015 Fund

Great-West Lifetime 2020 Fund

Great-West Lifetime 2025 Fund

Great-West Lifetime 2030 Fund

Great-West Lifetime 2035 Fund

Great-West Lifetime 2040 Fund

Great-West Lifetime 2045 Fund

Great-West Lifetime 2050 Fund

Great-West Lifetime 2055 Fund

Great-West Lifetime 2060 Fund*

Great-West Conservative Profile Fund

Great-West Moderately Conservative Profile Fund

Great-West Moderate Profile Fund

Great-West Moderately Aggressive Profile Fund

Great-West Aggressive Profile Fund

Great-West SecureFoundation® Balanced Fund

Initial term ends on date: April 30, 2016

* Initial term ends on date: April 30, 2020

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